EXHIBIT 3.1
                                                      PITTWAY CORPORATION
                                                      JUNE 30, 1998

                                                      FORM 10-Q

                                   RESTATED


                         CERTIFICATE OF INCORPORATION

                                      OF

                            STANDARD SHARES, INC.

                              _________________


      Standard Shares, Inc. (the 'Corporation') was originally incorporated as Standard Power and Light Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on June 20, 1925. This Restated Certificate of Incorporation was proposed to the stockholders of the Corporation by the Board of Directors on May 8, 1984 and duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware by an affirmative vote of the holders of two-thirds of all outstanding stock entitled to vote at the annual meeting of stockholders of the Corporation held in Chicago, Illinois on June 22, 1984.

      FIRST:  The name of this Corporation is STANDARD SHARES, INC.

      SECOND: Its principal office in the State of Delaware is located at No. 100 West 10th Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is THE CORPORATION TRUST COMPANY, No. 100 West 10th Street, Wilmington, Delaware.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to act as a statutory agent for other corporations.

      FOURTH: 1. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eight million (8,000,000) shares of which two million (2,000,000) shares shall be designated Preferred Stock with no par value and six million (6,000,000) shares shall be designated Common Stock of the par value of One Dollar ($1.00) per share.

      The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock of the Corporation are set forth in the following provisions:

      (I)  Preferred Stock

           Shares of Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical in all respects except that shares of any one series issued at

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      different times may differ as to the dates from which dividends thereon shall be cumulative. Subject to the Certificate of Incorporation, authority is expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issuance of each such series the voting powers, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

            (1) The distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

            (2) The dividend rights of such series (including, without limitation, the right, if any, of the holders of shares of such series to participate with the holders of the outstanding shares of Common Stock in any distribution of dividends in excess of the preferential dividend fixed for shares of such series and the terms and conditions of such participation), the extent, if any, to which such dividends shall be cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative;

            (3) Whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemed, which price or prices may vary at different redemption dates or otherwise as permitted by law;

            (4) The rights of such series in the event of the voluntary or involuntary liquidation, merger, consolidation, dissolution, winding up or distribution or sale of the assets of the Corporation;

            (5) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, including without limitation provisions for the adjustment of the conversion rate in such events as the Board of Directors may determine; and

            (6) The voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders, or (ii) the right, voting as a series by itself or with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances or on such particular matters as the Board of Directors may determine.

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      (II)  Common Stock

            (1) Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, the holders of shares of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors.

            (2) Except as otherwise provided by law and in the Certificate of Incorporation or except as determined pursuant to authority of the Board of Directors as provided in this Article Fourth, all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one vote per share for all purposes for each share of Common Stock held of record by him.

            (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provi-sion for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of shares of any stock ranking prior to the Common Stock in distribution of assets shall be entitled upon liquidation, dissolution, or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

      2. Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the shares of the stock of the Corporation issued, outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the stockholders. If at any meeting of stockholders there shall be less than a quorum so present, the stockholders present in person or by proxy and entitled to vote thereat, without further notice, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      3. The holders of certificates representing shares of common stock and common stock, Series B, of this Corporation heretofore authorized, issued and outstanding (old common stock and old common stock, Series B, respectively) shall have no rights under the old certificates of this Corporation except the right to receive, in lieu of such certificates, certificates for shares of common stock, at the rate of one share of such common stock for each share of old common stock, and for each share of old common stock, Series B, and pending such receipt, the holders of old common stock and old common stock, Series B, shall have the rights to which they would be entitled upon receipt of such common stock of the Corporation.

      4. Without the affirmative vote, or consent in writing, of the holders of at least two-thirds (2/3) of the full number of shares of common stock issued and outstanding, the Corporation shall not have power:


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            (a)  To liquidate, dissolve or wind up its affairs;

            (b) To merge or consolidate with any other corporation, association, trust, partnership or entity; or

            (c) To sell, exchange, assign, convey, transfer or in any other way dispose of all or substantially all of its property and assets, including its good will and its corporate franchises, in one transaction or in a series of related transactions.

      Notwithstanding the foregoing, no vote or consent of the stockholders of the Corporation shall be necessary to authorize a merger if (1) the Corporation is a constituent corporation which survives the merger, (2) the agreement of merger does not change the name or authorized shares of any class or otherwise amend the certificate of incorporation of the Corporation, and (3) the authorized unissued shares or the treasury shares of any class of the Corporation to be issued or delivered under the plan of merger do not exceed 15 per cent of the shares of the Corporation of the same class outstanding immediately prior to the effective date of the merger.

      Without the affirmative vote, or consent in writing, of the holders of at least two-thirds (2/3) of the full number of shares of common stock issued and outstanding, the Corporation shall not have the power to amend this Section 4 of this Article Fourth.

      FIFTH:  This Corporation is to have perpetual existence.

      SIXTH: The following provisions are made for the management of the business and for the conduct of the affairs of the Corporation, including provisions creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders, to wit:

      1. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote; and no director or directors having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction; nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall at the time at which it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair, and any such contract or transaction shall be prima facie


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presumed to have been a fair and reasonable one to have been entered into and upon terms that at the time were fair. This Section 1 of this Article Sixth shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

      2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding to the fullest extent permitted by law. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

      3. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      SEVENTH: In furtherance and not in limitation of the powers conferred by statute, but subject in all respects to the provisions of the foregoing Articles Fourth and Sixth, the Board of Directors is expressly authorized.

      1. To make, amend, alter, change, add to or repeal the By-Laws for the Corporation, without any action on the part of the stockholders; provided that



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no By-Law which is subject to the provision that the same may not be amended, altered, changed, added to or repealed without action on the part of the stockholders or some portion or percentage thereof, or action by some portion or percentage of the Board of Directors, may be amended, altered, changed, added to or repealed without such designated action on the part of such stockholders or by the Board of Directors. The By-Laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders, subject to the foregoing provisions.

      2. By the affirmative vote therefor of the majority of the full Board of Directors, to designate one or more committees, which, to the extent provided in said resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

      Signed and attested to on the 22nd day of June, 1984.


ATTEST:                                        _______________________________
                                               President
___________________________
Secretary














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